EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to incorporation by reference in the Form S-8, Registration Statement under the Securities Act of 1933, as amended, of Donar Enterprises, Inc. (a Delaware corporation and a development stage company) of our Report of Independent Registered Public Accounting Firm dated March 18, 2005 related to the balance sheet of Donar Enterprises, Inc. as of December 31, 2004 and the related statements of operations and comprehensive loss, changes in shareholders' equity and statements of cash flows for the year ended December 31, 2004 and for the period from for the period from May 25, 2001 (date of inception) through December 31, 2004, which report appears in the 2004 Annual Report on Form 10-KSB of Donar Enterprises, Inc.


                                                         /s/ S. W. Hatfield, CPA
                                                       -------------------------
                                                       S. W. HATFIELD, CPA
Dallas, Texas
May 20, 2005